UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2012

LOJACK CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	1-08439	04-2664794
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Pequot Way, Canton, Massachusetts	02021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 781-302-4200

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 18, 2012, LoJack Corporation (the “Company”) entered into a Settlement Agreement with the named plaintiffs in the following wage-and-hour class and collective action lawsuits against the Company: (i) Mike Rutti et al. vs. LoJack Corporation, Inc., which was commenced on April 5, 2006 in the United States District Court for the Central District of California by a former employee alleging violations of the Fair Labor Standards Act, the California Labor Code, and the California Business & Professions Code (the “Federal Court Case”); and (ii) Mike Rutti et al. vs. LoJack Corporation, Inc., which was commenced on November 20, 2007 in the Superior Court of California for Los Angeles County (the “Superior Court”) to assert wage-and-hour claims under California law on behalf of current and former Company technicians (the “State Court Case”).

Under the terms of the Settlement Agreement, the Company has agreed to pay up to $8.1 million, including plaintiffs’ attorneys’ fees and costs, to resolve all remaining claims related to the State Court Case. The Company previously disclosed that it estimated the range of possible loss with respect to the State Court Case to be between $970,000 and $30 million. The Settlement Agreement involves no admission of wrongdoing, liability or violation of the law by the Company. In addition, the Settlement Agreement bars the named plaintiffs in the State Court Case from pursuing further claims against the Company.

In 2011, the Company paid $115,000 to the plaintiffs in the Federal Court Case to settle the federal claims (except attorneys’ fees and costs). In August 2012, the federal court awarded plaintiffs’ attorneys’ fees and costs of $900,518 related to those claims. Although the Company filed a notice of appeal with respect to the attorneys’ fee award in the Federal Court Case, the Company has agreed to waive that appeal as part of the Settlement Agreement and to pay the $900,518 awarded by the federal court.

The Settlement Agreement is subject to both preliminary and final approval by the Superior Court. Following preliminary approval by the Superior Court, California class members will be sent a notice of the settlement and given the opportunity to decide whether to participate in the settlement. The Company could pay less than $8.1 million in settlement of the State Court Case depending on the level of participation by class members in the settlement. Following the notice period, the parties may move for final approval of the settlement.

Item 2.02	Results of Operations and Financial Condition

The Company issued a press release on October 18, 2012 regarding the Settlement Agreement and the one-time charge of approximately $6.9 million, or approximately $0.40 per diluted share, that the Company expects to record for the third quarter ended September 30, 2012. Such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

99.1*	Press Release issued by LoJack Corporation on October 18, 2012

*	Furnished herewith

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Any statements in this Current Report that are not statements of historical fact are forward-looking statements, including statements concerning the terms of the Settlement Agreement, which remains subject to approval by the Superior Court, and the expected impact of the settlement on the Company’s results of operations. For a discussion of factors to consider in connection with forward-looking statements concerning the Company, reference is made to the section titled “Safe Harbor Regarding Forward Looking Statements” in the press release furnished as Exhibit 99.1 to this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOJACK CORPORATION

By:	/s/ José M. Oxholm
José M. Oxholm
Senior Vice President and General Counsel

Date: October 19, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1*	Press Release issued by LoJack Corporation on October 18, 2012

*	Furnished herewith